CHANGE IN CONTROL
AGREEMENT

THIS AGREEMENT is made as of the _____ day of ____, 20___ by and between McDermott International, Inc., a corporation duly organized under the laws of the Republic of Panama (the “Company”) and ________________ (“Executive”.)

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

I.	Obligations of the Company Upon Termination of Executive After Change In Control.
Following the Effective Date of a Change In Control, in the event Executive’s employment by the Company is terminated before the one-year anniversary of the Effective Date of a Change In Control either (i) by the Company for any reason other than Cause, or (ii) by the Executive for Good Reason, then subject to the provisions of paragraph (b) below, the Company shall:

(a)	Pay to the Executive within thirty days after the date of termination of Executive’s employment (or such earlier time as may be required by law) the Accrued Benefits;

(b)
In the event that a bonus is paid after the date of Executive’s termination of employment under the Company’s Executive Incentive Compensation Plan (“EICP”) for the year prior to the year in which the termination takes place (the “Measurement Period”), pay to the Executive in a lump sum, at the same time such bonus is paid to other EICP participants, a cash bonus equal to the product of the multiplier used for Executive’s position during the Measurement Period and Executive’s annual base salary for the Measurement Period.

(c)
Pay to Executive in a lump sum in cash within thirty days after the date of termination of Executive’s employment a payment equal to the product of Executive’s target bonus under EICP as in effect immediately prior to the date of termination and a fraction, the numerator of which is the number of days that have elapsed in the year in which the termination takes place through the date of termination of Executive’s employment and the denominator of which is 365.

(d)
Pay to Executive in a lump sum in cash as soon as administratively practicable after the date of termination of Executive’s employment 299% of the sum of (1) Executive’s annual base salary as in effect immediately prior to the date of termination of Executive’s employment, and (2) Executive’s target bonus under EICP as in effect immediately prior to the date of termination.

(e)
Pay to Executive in a lump sum in cash within thirty days after the date of termination of Executive’s employment a payment equal to two times the full annual cost of coverage for medical, dental and vision benefits provided to Executive and Executive’s covered dependents by Company for the year in which Executive’s termination takes place.

(f)
In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company’s assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”)) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (an “Excise Tax Restoration Payment”) in an amount that shall fund the payment by the Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, and any Excise Tax imposed on the Excise Tax Restoration Payment.

II.	Participation In Other Company Programs.

Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company for which Executive may qualify, nor, subject to paragraph (d) of Section X, shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company.  Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the date of termination of Executive’s employment shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.  Notwithstanding the foregoing, it is expressly understood and acknowledged by Executive that any payment by the Company under Section I hereof shall be in lieu of any obligation on the part of the Company for payment of severance benefits under the Severance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies or any successor thereto or any other plan, policy or agreement of the Company in the event of termination of Executive’s employment as provided in Section I hereof with the Company during the one-year period following the Effective Date of a Change In Control.

III.	Confidential and Proprietary Information.

Executive acknowledges and agrees that any and all non-public information regarding the Company, any of its Subsidiaries and its or their customers (including but not limited to any and all information relating to its or their business practices, products, services, finances, management, strategy, profits and overhead) is confidential and the unauthorized disclosure of such confidential information will result in irreparable harm to the Company.  Executive shall not, during his employment by the Company or any of its Subsidiaries and for a period of five years after termination of such employment (or such shorter period as may be required by law), disclose or permit the disclosure of any such confidential information to any person other than an employee or director of the Company or its Subsidiaries or any successor thereto or an individual engaged by the Company or its Subsidiaries or any successor thereto to render professional services to the Company or its Subsidiaries under circumstances that require such person to maintain the confidentiality of such information, except as such disclosure may be required by law.  The provisions of this Section III shall survive any termination of this Agreement.  For purposes of this Section III, the term “confidential information” shall not include information that was or becomes generally available to the public other than as a result of disclosure by Executive.  Executive acknowledges that the execution of this Agreement and the payments described in Section I herein constitute consideration for the limitations on activities set forth in this Section III, the adequacy of which is hereby expressly acknowledged by Executive.  Executive understands and agrees that the Company shall suffer irreparable harm if Executive breaches Section III hereof, and that monetary damages shall be inadequate to address any such breach.  Accordingly, Executive agrees that the Company shall have the right, to the extent permitted by applicable law, and in addition to any other rights or remedies it may have, to obtain from any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce the provisions hereof.

IV.	Notices.

All notices and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile or email to the facsimile number or email address given below, provided that a copy is also sent by a nationally recognized overnight delivery service, (c) the day after being sent by a nationally recognized overnight delivery service, or (d) three days after being mailed by United States Certified Mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:                         __________________
   __________________
 ___________________
Email:                      ___________________
Facsimile:               ___________________

If to the Company:

McDermott International, Inc.
c/o                  Preston Johnson
                Senior Vice President, Human Resources
                777 N. Eldridge Parkway
                        Houston, TX  77079

Email: pjj@mcdermott.com

Facsimile: 281-870-5095

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement.

V.	Governing Law.

The provisions of this Agreement shall be interpreted and construed in accordance with, and enforcement may be made under, the law of the State of Texas without reference to principles of conflict of laws.

VI.	Successors and Assigns.

(a)	This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution.

(b)	This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

(c)
The Company will require that any successor to all or substantially all of its business and/or assets (whether such successor acquires such business and/or assets directly or indirectly, and whether by purchase, merger, consolidation or otherwise) expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as herein defined and any successor to its business and/or assets.

VII.	Employment by Subsidiaries.

If Executive is not employed by McDermott International, Inc., but is only employed by one or more Subsidiaries of McDermott International, Inc., then (a) the “Company” as defined herein shall be deemed to include such Subsidiary or Subsidiaries, and (b) termination of employment shall be determined with reference to Executive’s employment by all such Subsidiaries.  Further, the Company agrees that it will perform its obligations hereunder without regard to whether Executive is employed by the Company or by a Subsidiary or Subsidiaries of the Company.

VIII.	Severability.

If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

IX.	Entire Agreement; Amendment.

This Agreement sets forth the entire Agreement of the parties hereto and supersedes all prior agreements, understandings and covenants between the parties with respect to the subject matter hereof.  Except as provided in Section X, paragraphs (d) and (f) or Section XI, this Agreement may be amended or terminated only by mutual agreement of the parties in writing.

X.	Miscellaneous.

(a)	The captions and headings of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)
The Company shall be entitled to withhold from any amounts payable under this Agreement such Federal, state, local, foreign or excise taxes as shall be required or permitted to be withheld pursuant to any applicable law or regulation.

(c)
Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to paragraph (g) of Section XII of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(d)
Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is “at will” and, subject to the last sentence of paragraph (f) of Section XII hereof, Executive’s employment may be terminated by either Executive or the Company at any time prior to the Effective Date of a Change In Control, in which case this Agreement shall terminate as provided in Section XI below and Executive shall have no further rights under this Agreement.

(e)
For purposes of this Agreement, the date of termination of Executive’s employment shall be: (i) if Executive’s employment is terminated by the Company for Cause, the date on which the Company delivers to Executive the resolution referred to in the last sentence of Section XII, paragraph (c), or, with respect to a termination under Section XII, paragraph (c)(iii), the date on which the Company notifies Executive of such termination, (ii) if Executive’s employment is terminated by the Company because of Executive’s Disability or for a reason other than Cause or Executive’s death or Disability, the date on which the Company notifies Executive of such termination, (iii) if executive’s employment is terminated by Executive for Good Reason, the date on which Executive notifies the Company of such termination (after having given the Company notice and a thirty-day cure period), or (iv) if Executive’s employment is terminated by reason of death, the date of death of executive.

(f)
The Company may terminate this Agreement at any time prior to a Change In Control upon giving Executive written notice of such termination at least thirty days prior to the date of termination if either of the following circumstances take place: (i) Executive’s position with the Company is changed so that he ceases to be an officer of the Company, or (ii) Executive ceases to be a fulltime employee; provided that if a Change In Control is announced or occurs during such thirty-day period, the termination shall not be effective.

(g)
This Agreement may be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

(h)
In the event the Executive’s employment is terminated following the Effective Date of a Change In Control and before the one-year anniversary of the Effective Date of a Change In Control (i) by the Company for Cause or an a result of Executive’s death or disability, or (ii) by Executive without Good Reason, Executive shall not be entitled to the payments described in Section 1 hereof.

XI.	Term.

This Agreement shall terminate on the earliest to occur of (i) termination by the Company in accordance with Section X, paragraph (f) above, (ii) the date one year after the Effective Date of a Change or Control, or (iii) the date on which Executive’s employment with the Company is terminated (subject to the last sentence of Section XII, paragraph (g)); provided, however, that if Executive’s employment with the Company is terminated under any of the circumstances described in Section I hereof, Executive’s rights hereunder shall continue following the termination of his/her employment with the Company until all benefits to which Executive is entitled hereunder has been paid and the Company’s rights hereunder shall continue until all obligations owed to it hereunder have been satisfied.

XII.	Definitions.

For purposes of this Agreement, the following terms shall have the meanings given them in this Section XII.

(a)	“Accrued Benefits” shall mean:

(i)	Any portion of Executive’s Annual Base Salary earned through the date of termination of Executive’s employment and not yet paid;

(ii)
Reimbursement for any and all amounts advanced in connection with Executive’s employment for reasonable and necessary expenses incurred by Executive through the date of termination of Executive’s employment in accordance with the Company’s policies and procedures on reimbursement of expenses;

(iii)	Any earned vacation pay not theretofore used or paid in accordance with the Company’s policy for payment of earned and unused vacation time; and

(iv)
All other payments and benefits to which Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company that do not specify the time of distribution; provided that Accrued Benefits shall not include any entitlement to severance under any severance policy of the Company generally applicable to the salaried employees of the Company.

(b)
“Annual Base Salary” shall mean Executive’s annual rate of pay excluding all other elements of compensation such as, without limitation, bonuses, perquisites, expatriate or hardship premiums, restricted stock awards, stock options and retirement and welfare benefits.

(c)	“Cause” shall mean:

(i)
the willful and continued failure of Executive to perform substantially his/her duties with the Company (occasioned by reason other than physical or mental illness or disability of Executive) after a written demand for substantial performance is delivered to Executive by the Compensation Committee of the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Compensation Committee of the Board or the Chief Executive Officer believes that Executive has not substantially performed his/her duties, after which Executive shall have thirty days to defend or remedy such failure to substantially perform his/her duties:

(ii)	the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

(iii)	the conviction of Executive with no further possibility of appeal or, or plea of nolo contendere by Executive to, any felony.

The cessation of employment of Executive under subparagraph (i) and (ii) above shall not be deemed to be for “Cause” unless and until there shall have been delivered a Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Compensation Committee of the Board at a meeting of such Committee called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Compensation Committee of the Board), finding that, in the good faith opinion of the Compensation Committee of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(d)	“Change In Control” shall be deemed to occur if:

(i)
When any “person” or “group” of persons (as such terms are used in §13 and 14 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than the Company or any employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as such term is used in §13 of the Exchange Act) of 30 percent or more of the total number of the Company’s common shares at the time outstanding; or

(ii)
The shareholders of the Company approve: a) a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto, continuing to represent  (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or b) the shareholders of the Company approve a plan of complete liquidation of the Company, or c) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or;

(iii)
During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of the Company,  and any new Director of the Company (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clauses (a) or (c) of this Section 2.5) whose election by the Company’s Board or nomination for election by the stockholders of the Company, was approved by a vote of at least two-thirds (2/3) of the Directors of the Company’s Board, then still in office who either were Directors thereof at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iv)	Such other circumstances as may be deemed by the Board in its sole discretion to constitute a change in control of the Company.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to the Executive if the Executive is part of the purchasing group which consummates the Change-in-Control transaction.  An Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).  A Change In Control shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator or determination by a regulatory agency that the Company is insolvent.

(e)	“Disability” shall mean circumstances that qualify Executive for long-term disability benefits under the Company’s Long-Term Disability Plan as in effect immediately prior to the Change In Control.

(f)
“Effective Date” with respect to a Change In Control for purposes of this Agreement shall be the earliest to occur of (i) the date on which the Company receives a copy of a Schedule 13D disclosing beneficial ownership of shares in accordance with Section XII, paragraph (d)(i) above; (ii) the effective date of the consummation of a merger, consolidation, share exchange or similar form of corporate transaction or liquidation or reorganization in accordance with Section XII, paragraph (d)(ii); or (iii) the date of the annual or special meeting of shareholders at which the last director necessary to meet the requirements of Section XII, paragraph (d)(iii) is elected.  Upon the occurrence of the Effective Date of a Change In Control, the Board of Directors or its designee shall, within thirty days thereof, provide written notice to Executive of the Effective Date of the Change In Control.  Notwithstanding anything to the contrary in this Agreement, if a Change In Control occurs and if Executive’s employment with the Company is terminated within the ninety days prior to the Effective Date of the Change In Control as determined in accordance with the first sentence of this paragraph (f), and if it is reasonably demonstrated by Executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a Change In Control, or otherwise arose in connection with or in anticipation of a Change In Control, then for all purposes of this Agreement, the “Effective Date” of the Change In Control shall mean the date immediately prior to the date of such termination of employment.

(g)	“Good Reason” shall mean:

(i)
the assignment to Executive of duties that are materially inconsistent with Executive’s position, authority, duties or responsibilities immediately prior to the Change In Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities;

(ii)
requiring Executive, without his consent, to be based at any office or location other than the office or location a which Executive was employed immediately prior to the Change In Control; provided, however, that any such relocation requests shall not be grounds for resignation with Good Reason if such relocation is within a twenty-mile radius of the location at which Executive was based prior to the Effective Date of a Change In Control;

(iii)
a reduction in Executive’s Annual Base Salary in effect immediately prior to the Change In Control or a reduction in the target multiplier used to calculate the annual bonus awarded to Executive below the target multiplier used to calculate the bonus paid to Executive under the EICP immediately prior to the Change In Control, provided, however that in either case a reduction in the Annual Base Salary or the target bonus multiplier shall not be considered “Good Reason” with respect to any year for which such reduction is part of a reduction uniformly applicable to all similarly situated employees;

(iv)	a change in Executive’s eligibility to participate in incentive compensation plans as in effect immediately prior to the Change In Control; or

(v)
any material breach of this Agreement by the Company, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive.

Upon the occurrence of any of the events described above, Executive shall give the Company written notice that such event constitutes Good Reason and the Company shall thereafter have thirty days in which to cure.  If the Company has not cured in that time, the event shall constitute Good Reason.

(h)
“Subsidiaries” shall mean every, limited liability company, partnership or other entity of which 50% or more of the total combined voting power of all classes of voting securities or other equity interests is owned, directly or indirectly, by McDermott International, Inc.

XIII.	Arbitration

Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final and binding arbitration in Houston, Texas by one arbitrator selected in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “Association”) then in effect.  Subject to the following provisions, the arbitration shall be conducted in accordance with the Rules then in effect.  Any award entered by the arbitrator shall be final and binding, and judgment may be entered thereon by any party hereto in any court of law having competent jurisdiction.  This arbitration provision shall be specifically enforceable.  The Company and the Executive shall each pay half of the administrative fees of the Association and the compensation of the arbitrator and shall each be responsible for its or his/her own attorney’s fees and expenses relating to the conduct of the arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          McDERMOTT INTERNATIONAL, INC.

By:  _____________________________________
Printed Name: ______________________________
Title:  ____________________________________
Date:    ___________________________________
Executive: _________________________________
Date: ____________________________________